CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated March 30, 2022, with respect to the financial statements of Allspring 100% Treasury Money Market Fund (formerly, Wells Fargo 100% Treasury Money Market Fund), Allspring Government Money Market Fund (formerly, Wells Fargo Government Money Market Fund), Allspring Heritage Money Market Fund (formerly, Wells Fargo Heritage Money Market Fund), Allspring Money Market Fund (formerly, Wells Fargo Money Market Fund), Allspring Municipal Cash Management Money Market Fund (formerly, Wells Fargo Municipal Cash Management Money Market Fund), Allspring National Tax-Free Money Market Fund (formerly, Wells Fargo National Tax-Free Money Market Fund), and Allspring Treasury Plus Money Market Fund (formerly, Wells Fargo Treasury Plus Money Market Fund), seven of the funds comprising Allspring Funds Trust, as of January 31, 2022, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
May 25, 2022